UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel	2069203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Ordinary shares, par value NIS 0.25	RWLK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreement and Registration Rights Agreement (each as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Shares, Purchaser Warrants and Wainwright Warrants (each as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Shares, Purchaser Warrants (and the Ordinary Shares issuable thereunder) and the Wainwright Warrants (and the Ordinary Shares issuable thereunder) will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On December 3, 2020 (the “Sale Date”), ReWalk Robotics Ltd. (“ReWalk” or the “Company”) signed a purchase agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”) for the issuance and sale of 5,579,776 ordinary shares (the “Shares”), par value NIS 0.25 per share (“Ordinary Shares”), and warrants to purchase up to an aggregate of 4,184,832 Ordinary Shares (the “Purchaser Warrants”) at a purchase price of $1.43375 per Share and associated Purchaser Warrant. The Shares and Purchaser Warrants were issued pursuant to the Purchase Agreement in a private placement (the “Private Placement”), which closed on December 8, 2020. The Purchaser Warrants are exercisable at any time, in whole or in part, until five and one-half years from the date of issuance, or June 8, 2026, at a price per Ordinary Share equal to $1.34.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to an engagement agreement (the “Engagement Letter”), dated as of December 2, 2020, by and between the Company and Wainwright, pursuant to which Wainwright agreed to act as the Company’s exclusive placement agent in connection with various transactions from time to time, including the Private Placement. Pursuant to the Engagement Letter, the Company paid Wainwright a cash fee of 7.5% and a management fee of 1.0% of the aggregate gross proceeds of the Private Placement, and issued to certain of Wainwright’s designees, upon closing of the Private Placement, warrants to purchase up to 334,787 Ordinary Shares (the “Wainwright Warrants”). The Wainwright Warrants are exercisable at any time, in whole or in part, until five and a half years from the date of issuance, or June 8, 2026, at a price per Ordinary Share equal to $1.7922. The Company also agreed to pay Wainwright for its expenses in connection with the Private Placement on a non-accountable basis in an amount equal to $35,000 and up to $90,000 for the fees of its outside counsel and other out-of-pocket expenses.

Wainwright did not purchase or sell any of the Shares or Purchaser Warrants and was not required to arrange the purchase or sale of any specific number or dollar amount of Shares or Purchaser Warrants. The gross proceeds to the Company from the Private Placement were approximately $8.0 million, before deducting placement agent fees and other expenses payable by the Company. The Company anticipates using the net proceeds from the Private Placement for the following purposes: (i) sales, marketing and reimbursement expenses related to market development activities of its ReStore device, broadening third-party payor coverage for its ReWalk Personal device and commercializing its new product lines added through distribution agreements; (ii) research and development activities; and (iii) general corporate purposes, including working capital needs.

In connection with the Private Placement, on the Sale Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which, among other things, the Company is required to prepare and file with the Securities and Exchange Commission (the “SEC”) one or more registration statements to register for resale the Shares sold in the Private Placement and the Ordinary Shares underlying the Purchaser Warrants within 15 calendar days of the Sale Date, or December 18, 2020. The Company is required to use best efforts to have such registration statement(s) (collectively, the “Registration Statement”) declared effective as promptly as practical thereafter, and in any event no later than February 1, 2021, or, in the event of a “full review” by the SEC, March 3, 2021.

Pursuant to the Purchase Agreement, the Company agreed for a period of 35 days following the date that the Registration Statement is declared effective (the “Effective Date”) not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of the Ordinary Shares or any other securities convertible into, or exercisable or exchangeable for, Ordinary Shares or file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. The Purchase Agreement does not apply to, in addition to certain customary exceptions, the issuance by the Company of equity or debt securities pursuant to acquisitions or strategic transactions approved by a majority of the Company’s disinterested directors, where not for the purpose of raising capital, or certain other compensatory issuances. The Company has also agreed for a period of one year following the Sale Date not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, Ordinary Shares at a conversion price, exercise price or exchange price which floats with the trading price of the Ordinary Shares or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby the Company may issue securities at a future-determined price, other than an at–the-market facility with the Placement Agent thirty-five (35) days after the Effective Date.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations and termination provisions. Additionally, the Registration Rights Agreement contains customary provisions regarding registration expenses, indemnification, and termination of registration rights.

The foregoing descriptions of the Purchaser Warrants, the Wainwright Warrants, the Purchase Agreement, the Registration Rights Agreement and the Engagement Letter are qualified in their entirety by reference to the full text of the forms thereof, which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, and incorporated by reference herein. A copy of the press release announcing the closing of the offering is attached as Exhibit 99.1 hereto.

The information in Item 3.02 above is incorporated herein by reference to the extent applicable.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereof. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk among the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this report are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the intended use of net proceeds from the Private Placement, ReWalk’s management’s conclusion, and its independent registered public accounting firm’s statement in its opinion relating to its consolidated financial statements for the fiscal year ended December 31, 2019, that there is a substantial doubt as to the Company’s ability to continue as a going concern; the current COVID-19 pandemic has adversely affected and may continue to affect adversely  business and results of operations; ReWalk’s ability to have sufficient funds to meet certain future capital requirements, which could impair the Company’s efforts to develop and commercialize existing and new products; ReWalk’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to establish a pathway to commercialize its products in China; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk’s ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s compliance with medical device reporting regulations to report adverse events involving the Company’s products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to its mandatory 522 postmarket surveillance study; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company’s IT systems significantly disrupting its business operations; the impact of substantial sales of the Company’s shares by certain shareholders on the market price of the Company’s ordinary shares; ReWalk’s ability to use effectively the proceeds of its offerings of securities; the risk of substantial dilution resulting from the periodic issuances of ReWalk’s ordinary shares; the impact of the market price of the Company’s ordinary shares on the determination of whether it is a passive foreign investment company; market and other conditions; and other factors discussed under the heading “Risk Factors” in ReWalk’s annual report on Form 10-K for the year ended December 31, 2019, each filed with the SEC, and other documents subsequently filed with or furnished to the SEC.

Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Purchaser Warrant.

4.2	Form of Placement Agent Warrant.

10.1	Form of Purchase Agreement.#^

10.2	Form of Registration Rights Agreement.

10.3	Engagement Letter.^

99.1	Press release dated December 8, 2020.

#
The schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the omitted schedules to the SEC on a supplemental basis upon its request.

^	Portions of this exhibit (indicated by asterisks) have been omitted under rules of the SEC permitting the confidential treatment of select information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.

Dated: December 8, 2020	By:	/s/ Ori Gon
	Name:	Ori Gon
	Title:	Chief Financial Officer